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                                                            Exhibit 10.20

                                  ALLSTATE BANK

                    PREMIUM DEPOSITORY SERVICE SUPPLEMENT TO
                    CASH MANAGEMENT SERVICES MASTER AGREEMENT

       This PREMIUM DEPOSITORY Service Supplement dated as of September 30, 2005 amends the Cash Management Services Master Agreement, as amended (the "Agreement") between Allstate Bank, formerly known as Allstate Federal Savings Bank ("Bank"), Allstate Insurance Company ("AIC"), Allstate Motor Club, Inc. ("AMC") (together with AIC, "Customers") and certain other parties.

ESTABLISHMENT OF ACCOUNTS.

Under the Agreement and this Supplement, Bank will open new deposit accounts (the "Accounts") for AIC and AMC for the purpose of receiving certain aggregate premium payments in such initial amounts as the Bank and depositing companies shall agree. Deposits to and withdrawals from the Accounts will be made solely through electronic transfers by wire or through an automated clearinghouse ("ACH").

AGGREGATE PREMIUM PAYMENT FUND TRANSFERS. It is contemplated that certain companies (such as Paymentech, CCS, and Western Union) (the "Transferors") that receive, process and forward payments intended for AIC and/or AMG may each effect one or more electronic funds transfers to the AIC Account and/or one or more electronic funds transfers to the AMC Account each business day by wire or ACH.

Each business day, Bank will accept such electronic funds transfers from the Transferors for deposit into the Customers' account as applicable. The next business day, at the prompting of Treasury via a wire request, Bank will aggregate for each such Account the deposits received by Bank on the previous business day prior to the cut-off time established by Bank (the "Prior Receipts"). Bank shall then withdraw the Prior Receipts from each Account and electronically transfer the Prior Receipts from such Account to the bank account designated in writing from time to time by AIC or AMC, as the case may be (the "Recipient Account"). There shall be a single Recipient Account linked to each Account at all times (provided that AIC and AMC may use a joint Recipient Account if they choose).

As required or appropriate, Bank shall adjust transfers to the Recipient Account to reflect any reversals or necessary adjustments on prior deposits and withdrawals, or alternatively bill or make payment to AIC or AMC, as applicable.

MORTGAGEE PREMIUM PAYMENT FUND TRANSFERS.

Mortgagors on residential mortgage loans have contracted to obtain homeowners insurance through AIC. If required, these mortgagors escrow the premium payments through the servicers of the mortgagors (the "Servicers"). AIC typically bills the Servicers twice each month for the aggregate premiums owed by the mortgagors. It is contemplated that, upon receipt of such bills, the Servicers will process and forward the premium payments to the Bank for credit to an AIC Account by wire or ACH.

Each business day, Bank will accept such electronic funds transfers from the Servicers for deposit into the AIC Account. The next business day, at the prompting of Treasury via a wire request, the Bank will aggregate the deposits received by Bank on the previous business day prior to the cut-off time established by Bank (the "Mortgagee Premium Prior Receipts"). Bank shall then withdraw the Mortgagee Premium Prior Receipts from the Account and electronically transfer the Mortgagee Premium Prior Receipts from the Account to the bank account designated in writing from time to time by AIC (the "Mortgagee Premium Recipient Account").

As required or appropriate, Bank shall adjust transfers to the Mortgagee Premium Receipt Account to reflect any reversals or necessary adjustments on prior deposits and withdrawals, or alternatively bill or make payment to AIC, as applicable.

INTEREST AND FEES.

No interest will be paid on funds in the Accounts. Bank will charge Customers the applicable fees set forth on the Cash Management Pricing schedule under separate cover and as such schedule may be amended from time to time (the "Fee Schedule").

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PROCEDURES.

Customers shall follow the operational and security procedures set forth in Exhibit A attached hereto as such procedures may be modified from time to time.

AMENDMENTS.

Notwithstanding any language in the Agreement to the contrary, Bank may effect amendments to this Service Supplement that apply to some but not all of the other parties to the Agreement by giving the requisite notice to the affected parties only.

STATUS OF AGREEMENT.

All provisions of the Agreement shall apply to the Services contemplated by this Supplement. However, in the event of any conflict between the terms of this Supplement and the other provisions of the Agreement, the terms of this Supplement shall control.

IN WITNESS WHEREOF, the affected parties have executed this Supplement which is effective as of the date first above written.

ALLSTATE INSURANCE COMPANY                      ALLSTATE BANK


By:   /s/ Barry S. Paul                         By:     /s/ Clay S. Green
      --------------------------------------            ------------------------

Name: Barry S. Paul, Assistant Treasurer        Name:   Clay S. Green
      --------------------------------------            ------------------------

By:   /s/ Nancy M. Bufalino                     Title:  President
      --------------------------------------            ------------------------

Name: Nancy M. Bufalino, Assistant Treasurer
      --------------------------------------

ALLSTATE MOTOR CLUB, INC.


By:   /s/ Barry S. Paul
      --------------------------------------

Name: Barry S. Paul, Assistant Treasurer
      --------------------------------------


By:   /s/ Nancy M. Bufalino
      --------------------------------------

Name: Nancy M. Bufalino
      --------------------------------------






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EXHIBIT A

OPERATIONAL AND SECURITY PROCEDURES

ISSUANCE OF PAYMENT ORDERS.

FORMAT, CUT-OFF TIME Orders for payment ("Payment Orders") are subject to Bank's acceptance, and will be received and processed only on business days the Bank is open. All outgoing Payment Orders received after 2:00 p.m. Central Time will be processed the next business day. Bank must receive requests for cancellations or amendments of Payment Orders no later than 2:00 p.m., Central Time, on the business day preceding the day for execution of the Payment Order.

INSUFFICIENT FUNDS. If honoring a Payment Order would cause the Account of Customers designated in the Payment Order to be overdrawn, Bank MAY, but has no obligation to, execute the Payment Order, and (a) create an overdraft in such Account, (b) transfer to the designated Account from any other account of Customers, funds sufficient to cover the deficiency in the designated Account. Customers promise to repay any such overdraft, plus any overdraft fee, on demand, and to pay Bank's costs of collection and reasonable attorneys fees.

REJECTION OF PAYMENT ORDER. Bank may notify Customers of its rejection of any Payment Order or request for an amendment or cancellation of a Payment Order by telephone, facsimile transmission, electronic transmission, or other written notice.

CANCELLATION OF PAYMENT ORDERS. Customers may cancel or amend a Payment Order only if Bank receives the communication before Bank's cut-off time and has a reasonable opportunity to act on it before accepting the Payment Order. However, Bank will have no liability if such cancellation or amendment is not effected. The communication of a cancellation or amendment must be presented in conformity with the same security procedures that have been agreed to for Payment Orders. In addition, prior to honoring any request to cancel or amend a Payment Order, the Bank may require the Customers to deliver an indemnification supported by a bond or other security in a form and amount acceptable to the Bank, and to take such other actions as reasonably requested by the Bank.

SECURITY PROCEDURES.

Customers and Bank have established a secure interface through which Customers communicates its Payment Orders to Bank. In the event that interface is not available, Customers will send Payment Orders to Bank via facsimile machine (847-968-6717) (or such other number designated by Bank). In the event that the Payment Order utilizes a repetitive template (that is, one in which all payment information is predefined and the only variable information is the dollar amount), no callback to Customers will be made. If the Payment Order is non-repetitive, Bank will rely on other security procedures including callbacks (to the Authorized Individual(s) as designated on the "Organization Account Authorization") and an authorized individual-specific personal identification number ("PIN") as the means of validating Payment Order information and monitoring transactions. Customers agree that any such security procedure is a commercially reasonable method of providing security against unauthorized payment orders in light of the amount of the Payment Order and other relevant factors.

ACCOUNT AGREEMENT.

Bank may issue administrative rules and procedures for time to time, which will be binding on Customers after it receives written notice of the rules and procedures. In addition, Bank's rights and obligations with respect to Customers' Account are subject to the terms of Bank's Deposit Agreement and Disclosure, as in effect from time to time.

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REPORT OF DISCREPANCIES.

Customers must promptly report in writing any discrepancy between Customer's records of Payment Orders and the notice Customers receive of the execution of any Payment Order, Customers agree that fourteen (14) days is a reasonable time for Customers to notify Bank of discrepancies, including unauthorized and erroneous Payment Orders.

Customers wi11 provide Bank with all information reasonably requested in connection with any discrepancy. Except as otherwise required by law, Customers will not be entitled to interest on any refundable amount. If Bank can prove that Customers failed to perform any duties with respect to an erroneous payment and that Bank has incurred a loss as a result of the failure, Customers will be liable to Bank for the amount of the loss not exceeding the amount of the Payment Order.

NAME/IDENTIFYING NUMBER INCONSISTENCIES OR OTHER ERRORS.

In executing a Payment Order, Bank and other banks involved in the transfer may rely on the identifying number (e.g. Fedwire routing number or account number) of any credit party as instructed in the Payment Order, even if that number identifies a person different from the named beneficiary. Customers assume full responsibility for any inconsistency between the name and identifying number of any credit party. Bank is not responsible for detecting any error contained in Payment Orders sent by Customer to Bank.

BAI FILE TRANSMISSION SCHEDULE

For all business days, by 5 AM, Central Time, Bank will deliver to a Treasury-designated secured mailbox an encrypted Prior Day Balance file including account transactions, account balances and file totals.

For all business days, by 9 AM Central Time, Bank will deliver to a Treasury-designated secured mailbox an encrypted Current Day Balance file including account transactions and file totals.

Both of these files will follow BAI Cash Management Balance Reporting Specifications version 2 formatting rules. In cases where either of these files cannot be delivered by the time indicated, Allstate Bank IT will provide hourly problem resolution status to Treasury until the problem is corrected.

WIRE PROCESSING SCHEDULE

Bank will provide secure system access for Treasury to process payment orders between the hours of 8 AM and 3 PM, Central Time on all Bank business days. If that processing window must be extended on any given day, notice must be given to Bank prior to 2 PM, Central Time.

SECURITY

System access security includes usage of both client certificates and system userid/passwords following Allstate Financial Technology security standards.

BUSINESS CONTINUITY

DDA Failure prior to BAI Transmission:

Allstate Bank IT will open a problem ticket with Fidelity at a level of "Severity One". A "Sev-One" requires hourly updates by Fidelity. Bank also commits to provide hourly updates to Treasury until the issue is resolved.

DDA Failure during wire processing:

If the DDA system fails during the daily wire processing, the wire requests initiated by Treasury will back-up in the Browser's Pending Queue. In the event of such an occurrence, Bank will manually execute wires. And once the DDA is back online, the Bank will manually update the corresponding DDAs.

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ALLSTATE BANK CONTACT LIST

Below is a contact list for any questions pertaining to wire processing:
Phone Number                            Pager #
Doug Carpenter 847-968-6857

Debbie Bradel 847-968-6841              1-800-759-8888 PIN 1152223

FAX NUMBER             847-968-6717

NOTE: THE INDIVIDUALS NAMED IN THIS DOCUMENT MAY BE CHANGED VIA WRITTEN COMMUNICATION TO THE DIRECTOR OF CASH OPERATIONS AT ALLSTATE BANK. ALLSTATE BANK WILL NOTIFY CUSTOMERS IN WRITING OF ANY CHANGE TO THE ALLSTATE BANK INDIVIDUALS NAMED IN THIS DOCUMENT.

MISCELLANEOUS

Customers will provide Bank with all information reasonably requested in connection with any discrepancy. Except as otherwise required by law, Customers will not be entitled to interest on any refundable amount. If Bank can prove that Customers failed to perform any duties with respect to an erroneous payment and that Bank has incurred a loss as a result of the failure, Customers will be liable to Bank for the amount of the loss not exceeding the amount of the Payment Order.

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